Exhibit 8.1

List of Subsidiaries of the Registrant

•	Changyou.com (HK) Limited, incorporated in Hong Kong.

•	ICE Entertainment (HK) Limited, incorporated in Hong Kong.

•	Beijing AmazGame Age Internet Technology Co., Ltd., incorporated in the PRC.

•	Beijing Changyou Gamespace Software Technology Co., Ltd., incorporated in the PRC.

•	ICE Information Technology (Shanghai) Co., Ltd., incorporated in the PRC.

•	Beijing Yang Fan Jing He Information Consulting Co., Ltd., incorporated in the PRC.

•	Shanghai Jingmao Culture Communication Co., Ltd., incorporated in the PRC.

•	Beijing Changyou Jingmao Film & Culture Communication Co., Ltd., incorporated in the PRC.

•	Changyou.com Webgames (HK) Limited, incorporated in Hong Kong.

•	7Road.com Limited, incorporated in the Cayman Islands.

•	7Road.com HK Limited, incorporated in Hong Kong.

•	Shenzhen 7Road Network Technologies Co., Ltd., incorporated in the PRC.

•	Glory Loop Limited, incorporated in British Virgin Islands.

•	MoboTap Inc., incorporated in Cayman Islands.

•	MoboTap Inc. Limited, incorporated in Hong Kong.

•	Baina Zhiyuan (Beijing) Technology Co., Ltd., incorporated in the PRC.